Exhibit (a)(5)(f)

FOR IMMEDIATE RELEASE

Creation and IEC Electronics Corp. Announce Extension of Tender Offer

Newark, NY and Boston, MA – September 24, 2021 – IEC Electronics Corp. (NASDAQ: IEC) (“IEC”) and Creation Technologies Inc. (“Creation”) today jointly announced that CTI Acquisition Corp. (“Merger Sub”), an entity controlled by Creation, had extended the offering period of the previously commenced cash tender offer by Merger Sub to purchase all of the issued and outstanding shares of common stock of IEC to 5:00 p.m., New York City time, on September 30, 2021, unless further extended. The tender offer was previously scheduled to expire at the end of the day, at midnight, New York City time, on September 23, 2021.

As contemplated by the terms of the merger agreement, Creation has extended the offering period because less than two-thirds of IEC’s shares have been tendered. Computershare Trust Company, N.A., the depositary for the tender offer, has advised Creation that, as of 6:00 p.m., New York City time, on September 23, 2021, 6,406,629 shares of common stock of IEC, representing approximately 60.0% of the issued and outstanding IEC shares, were tendered pursuant to the tender offer. Stockholders who have already tendered their shares of common stock of IEC do not have to re-tender their shares or take any other actions as a result of the extension of the expiration of the tender offer.

D.F. King & Co., Inc. is the Information Agent for the tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to them by telephone, toll-free, at (800) 848-2998, if a stockholder, or by calling (212) 269-5550, if a bank or broker.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services (“EMS”) to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, and aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2015, AS9100D, ISO 13485 and is Nadcap accredited. IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

About Creation Technologies

Creation provides total product lifecycle solutions including turnkey design, rapid prototyping, manufacturing and fulfillment to its customers around the world. Since 1991, Creation has been focused on making it easy for OEMs to ‘say yes’ to their customers. The company of approximately 3,100 people operates ten manufacturing locations, two design centers and a rapid prototyping center in the U.S., Canada, Mexico and China. Its OEM customers are in the Aerospace & Defense, Medical and Tech Industrials markets. Additional information about Creation can be found on its web site at www.creationtech.com.

Additional Information and Where To Find It

Important Additional Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell common stock of IEC or any other securities. This communication is for informational purposes only. The tender offer transaction that commenced on August 26, 2021 by affiliates of Creation is being made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) filed by such affiliates of Creation with the U.S. Securities and Exchange Commissions (“SEC”). In addition, IEC filed a related Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The offer to purchase shares of IEC’s common stock is only being made pursuant to the Offer to Purchase, the Letter of Transmittal and related offer materials filed as a part of the Tender Offer Statement on Schedule TO, in each case as amended from time to time. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER MATERIALS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. PRIOR TO MAKING ANY DECISION REGARDING THE TENDER OFFER, IEC STOCKHOLDERS ARE STRONGLY ADVISED TO CAREFULLY READ THE TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER OFFER MATERIALS) AND THE RELATED SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS FILED AND AS MAY BE AMENDED FROM TIME TO TIME. IEC stockholders may obtain the Tender Offer Statement on Schedule TO (including the Offer to Purchase, the related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation Statement on Schedule 14D-9 at no charge on the SEC’s website at www.sec.gov. In addition, the Tender Offer Statement on Schedule TO (including the Offer to Purchase, the related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation Statement on Schedule 14D-9 may be obtained free of charge from the information agent for the tender offer, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, Telephone Number (800) 848-2998, if a stockholder, by (212) 269-5550, if a bank or broker.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “believes,” or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding the expected timing of the closing of the transaction, the ability to satisfy closing conditions, the development of any alternative acquisition proposals, including any superior proposal, the approval or completion of the transaction or any other transaction, and all statements that are not based on historical fact. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the actual results, performance or achievements of IEC or Creation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the forward-looking statements: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that a sufficient number of IEC’s stockholders do not participate in the transaction; the risk that the merger agreement for the transaction may be terminated; potential litigation relating to the transaction; the failure to satisfy other conditions to completion of the transaction; the failure of Creation to consummate the necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see IEC’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. Neither IEC nor Creation undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. These forward-looking statements should not be relied upon as representing IEC’s view or Creation’s view as of any date subsequent to the date of this press release.

IEC Contact:

Thomas L. Barbato
Senior Vice President and Chief Financial Officer
IEC Electronics Corp.
(315) 332-4493 tbarbato@iec-electronics.com

Agency Contact:

John Nesbett/Jennifer Belodeau
IMS Investor Relations
(203) 972-9200 jnesbett@institutionalms.com

Creation Contact:

Craig Conrad

Vice President Marketing and Communications

Creation Technologies Inc.

(508) 446-3492

craig.conrad@creationtech.com